EXHIBIT 99.1

Contact:
Adam Dible
216-676-2000

GrafTech Announces CFO Succession Plan

BROOKLYN HEIGHTS, Ohio - November 1, 2021 - GrafTech International Ltd. (NYSE:EAF) announced today that Quinn J. Coburn expressed his intention to retire from his position as Chief Financial Officer, Vice President Finance and Treasurer, effective November 29, 2021, but will remain with GrafTech as Senior Vice President through the 2022 Annual Meeting of Stockholders expected to be held on May 12, 2022 to help ensure a seamless transition. Timothy K. Flanagan, the former Executive Vice President and Chief Financial Officer of Cleveland-Cliffs Inc., will join GrafTech as its new Chief Financial Officer, Vice President Finance and Treasurer on November 29, 2021.
“I want to thank Quinn for his service at GrafTech for the last 11 years, including serving as GrafTech’s Chief Financial Officer since September 2015,” remarked David J. Rintoul, GrafTech’s President and Chief Executive Officer. “During Quinn’s tenure as Chief Financial Officer, he oversaw significant progress and tremendous shareholder value creation at GrafTech, including guiding GrafTech through its IPO in April 2018. I am confident Quinn will continue to make meaningful contributions to GrafTech as we transition the Chief Financial Officer role over to Tim.”
Mr. Flanagan previously served as Executive Vice President, Chief Financial Officer of Cleveland-Cliffs Inc. from January 2017 to February 2019. Prior to being promoted to Executive Vice President, Chief Financial Officer of Cleveland-Cliffs, he held a variety of financial leadership roles at Cleveland-Cliffs since joining in 2008, including being responsible for the accounting, reporting, treasury and financial planning and analysis functions and serving as the Vice President, Corporate Controller and Chief Accounting Officer from March 2012 to December 2016. Most recently, he served as Chief Financial Officer of Benesch, Friedlander, Coplan & Aronoff, LLP, an AmLaw 200 law firm, since June 2019. He has a B.S. in Accounting from the University of Dayton and is a Certified Public Accountant licensed in Ohio.
In his role as Chief Financial Officer, Vice President Finance and Treasurer, Mr. Flanagan will oversee GrafTech’s finance, investor relations, tax, and treasury functions.
Mr. Rintoul commented on Mr. Flanagan’s appointment, “Tim has over two decades of experience in senior financial positions, including as a Chief Financial Officer of a significant supplier to the steel industry. We look

EXHIBIT 99.1
forward to benefiting from Tim’s in-depth knowledge of all aspects of corporate finance and his industry-related expertise.”
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, including three of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, a key raw material for graphite electrode manufacturing. This unique position provides us with competitive advantages in product quality and cost.
Forward-looking statements
This press release contains forward-looking statements that reflect management's current views of future events and operations. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. These forward-looking statements are based on information currently available to the Company as of the date of this press release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its operations. Certain of the risks and uncertainties to which the Company is subject are described in the “Forward Looking Statements” and “Risk Factors” sections in reports and statements filed by the Company with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances except as required by law.
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